                                                                   EXHIBIT 10.16

                           GUARDIAN TECHNOLOGIES, INC.

                              CONSULTANT AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into effective as of JULY 1, 2003, by and between GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (the "CORPORATION") and Larry Lyons Consulting, Inc. (the "CONSULTANT").

                                   WITNESSETH

     WHEREAS, the Corporation wishes to utilize the Consultant and the Consultant wishes to accept such consultancy on the terms and conditions set forth below;

     NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS

         1.1. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  1.1.1 AFFILIATES. "Affiliates" of the Corporation, or a person "affiliated" with the Corporation, shall mean any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the persons or entities specified.

                  1.1.2 CONSULTING RATE. "Consulting Rate" shall have the meaning set forth in SECTION 3.1 hereof.

                  1.1.3 CAUSE. Termination of the Consultant's consultancy for "Cause" shall mean termination because the Corporation determines in its sole discretion that the Consultant has: (a) engaged in conduct which, when proven, would constitute a crime involving breach of professional ethics or moral turpitude or a felony of any type; or (b) engaged in conduct which injures the business or reputation of the Corporation, or which compromises the Consultant's ability to perform the Consultant's job duties; (c) failed to perform duties assigned in accordance with this Agreement or to follow reasonable policies of the Corporation; (d) engaged in negligence, incompetence or willful misconduct in the performance of the Consultant's duties; or (e) breached this Agreement; provided that in the case of subparagraphs (b), (c) or (e), the Corporation shall have given written notice to Consultant setting forth in reasonable detail the conduct, failure or breach and giving the Consultant thirty (30) days in which to correct any such conduct, failure or breach.

                  1.1.4 DATE OF TERMINATION. "Date of Termination" shall mean:
(i) if the Consultant's consultancy is terminated by reason of Consultant's death, the date of Consultant's death; (ii) if the Consultant's consultancy is terminated for Cause or Disability, the date specified in the Notice of Termination, and (iii) if the Consultant's consultancy is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice of Termination.

                  1.1.6 DISABILITY. Termination by the Corporation of the Consultant's consultancy based on "Disability" shall mean termination because the Consultant is, in the reasonable opinion of the Corporation as confirmed by reasonable medical advice, unable to perform the essential functions of the Consultant's position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for 90 consecutive days or for 120 days in the aggregate during any 12-month period.

                   1.1.7 NOTICE OF TERMINATION. A "Notice of Termination" shall mean a written, dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Consultant's consultancy under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than 15 days nor more than 90 days after such Notice of Termination is given, except in the case of the Corporation's termination of Consultant's consultancy for Cause or Disability, for which the Date of Termination may be the date of the notice; and (iv) is given in the manner specified in SECTION 9.2; PROVIDED THAT NO NOTICE OF TERMINATION SHALL BE REQUIRED IN THE EVENT THIS AGREEMENT IS TERMINATED BY REASON OF CONSULTANT'S DEATH.

                  1.1.8 SUBSIDIARY. "Subsidiary" shall mean any subsidiary of the Corporation.

     2. CONSULTANCY

         2.1. AGREEMENT AND TERM. The Corporation hereby retains the Consultant, and the Consultant hereby accepts said consultancy and agrees to render such services to the Corporation, on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on July 1, 2003, and shall continue from that date for one (1) year unless terminated prior thereto by either the Corporation or the Consultant as provided herein, and thereafter shall automatically renew for successive one-year terms unless terminated prior thereto by either the Corporation or the Consultant as provided herein. If either the Corporation or the Consultant does not wish to renew this Agreement when it expires at the end of the initial or any renewal hereof as provided herein or if either the Corporation or the Consultant wishes to renew this Agreement on different terms than those contained herein, the Corporation or the Consultant shall give written notice in accordance with SECTION 9.2 of such intent to the other party at least 30 days prior to the expiration date. In the absence of such notice, this Agreement shall be automatically renewed on the same terms and conditions contained herein for a term of one year from the date of expiration. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as provided herein. Reference herein to the term of this Agreement shall refer both to the initial term and any successive term, as the context requires.

         2.2. DUTIES. During the term of this Agreement, the Consultant shall devote the Consultant's full time, attention and energies and to use the Consultant's best efforts to further the interests of the Corporation and to perform such services for the Corporation as is consistent with the Consultant's position, Article III of the Corporation's By-Laws and as directed, from time to time, by the Corporation, including, but not limited to, by the Board of Directors of the Corporation. The Consultant's initial responsibility will be to penetrate the U. S. Government Agency's in a Sales capacity within the United States.


     3. COMPENSATION AND BENEFITS

         3.1. CONSULTANT COMMISSION RATE. For services rendered hereunder by the Consultant, the Corporation shall compensate and pay Consultant a commission of 8% of the net revenues the consultant has directly sold, ("Consultant Rate") payable when payment has been received by the Company from the client, or in such other manner or on such days as the Corporation may prescribe for the payment of fees to Consultants of the Corporation. The Corporation agrees to review Consultant's rate annually while this Agreement is in effect and may adjust the Consultant's rate, as it deems appropriate in its sole discretion.

         3.2 COMMISSIONS AND BONUSES.

                  3.2.1 COMMISSIONS. The Consultant shall be paid a commission based upon sales of the Corporation's products or services calculated and paid in accordance with the commission schedule set forth in Schedule 1 attached hereto. The amount of any such commissions paid during any fiscal year of the Corporation shall be in addition to the amount of Consultant's Consultant Rate.

         3.3. WITHHOLDING. The Consultant shall be responsible for the withholding of such amounts, if any, relating to tax and other deductions pursuant to any applicable law or regulation.

         3.4. BENEFITS.

                  3.4.1 PERSONNEL POLICIES. Except as otherwise provided herein, Consultant's consultancy shall be subject to the personnel policies which apply generally to Consultants at the same level as the Consultant, and any code or codes of ethics adopted by the Corporation or its Affiliates from time to time, as the same may be interpreted, adopted, revised or deleted from time to time by the Corporation in its sole discretion, during the term of this Agreement.

         3.5 STOCK OPTIONS. The Corporation (or the surviving corporation of a Business Combination that complies with Section 1.1.4(c), above) will use its best efforts to develop and adopt a Stock Option Plan for all Consultants. Consultant shall be entitled to participate in any such Stock Option Plan and to receive grants of stock options or other awards thereunder as may be authorized and approved by the Board of Directors of the Corporation (or any compensation or similar committee thereof). All of such stock options or other awards granted or issued to Consultant shall automatically and immediately vest upon a Change in Control of the Corporation (or the surviving corporation of a Business Combination that complies with Section 1.1.4(c), above).


     4. EXPENSES

         4.1. EXPENSES. The Corporation shall reimburse Consultant or otherwise provide for or pay for all reasonable expenses incurred by Consultant in furtherance of, or in connection with, the business of the Corporation, including, but not limited to, traveling expenses, communication expenses and all reasonable entertainment expenses (whether incurred at the Consultant's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the policies of the Corporation and/or the Board from time to time.

     5. TERMINATION

         5.1. TERMINATION DUE TO DEATH. This Agreement shall automatically terminate upon the death of Consultant. If the Consultant's consultancy is terminated by reason of the Consultant's death, the Corporation shall have no further obligation to pay compensation to the Consultant effective as of the date of such death. The entitlement of any beneficiary of the Consultant to benefits under any benefit plan shall be determined in accordance with the provisions of such plan.

         5.2. TERMINATION DUE TO DISABILITY. This Agreement may be terminated by the Corporation upon the Disability of the Consultant. If the Consultant is terminated due to Disability, the Corporation shall have no further obligation to pay compensation to the Consultant effective as of the Date of Termination, consistent with the provisions of SECTION 1.1. The entitlement of the Consultant to benefits under a plan described in SECTION 3.4.2 upon such termination shall be determined in accordance with the provisions of such plan.

         5.3. TERMINATION FOR CAUSE. This Agreement may be terminated by the Corporation for Cause. Upon the termination of the Consultant for Cause, the Corporation shall have no further obligation to pay any amounts to the Consultant. The entitlement of the Consultant to benefits under a plan described in SECTION 3.4.2 upon such termination shall be determined in accordance with the provisions of such plan.

         5.4. TERMINATION BY THE CORPORATION OTHER THAN FOR DEATH, DISABILITY OR CAUSE. This Agreement may be terminated by the Corporation for any reason and at any time; provided that if this Agreement is terminated by the Corporation for reasons other than death, Disability or Cause and other than as provided by
SECTION 5.7, then the Corporation shall pay to the Consultant, in equal monthly installments (or as a lump sum based upon the present value of the future payments using the Corporation's incremental borrowing rate), the Base Salary for one (1) year following such termination. Thereafter, the Corporation's obligation to pay compensation of any kind pursuant to this Agreement shall expire. During such one-year period, as the case may be, the Corporation shall not be obligated to pay any additional amounts to the Consultant pursuant to this Agreement, except as described in Section 3.2.1. The entitlement of the Consultant to benefits under a plan described in SECTION 3.4.2 upon such termination shall be determined in accordance with the provisions of such plan. If this Agreement is terminated by the Corporation for reasons other than death, Disability or Cause and other than as provided by SECTION 5.7, then all of the stock options, rights or awards issued or granted to Consultant pursuant to any incentive or stock option plan of the Corporation shall automatically and immediately vest and become exercisable in full.

         5.5. TERMINATION BY CONSULTANT. The Consultant may terminate this Agreement at any time by giving 30 days' Notice of Termination to the Corporation. At the option of the Corporation, up to 30 days' Base Salary may be given to the Consultant in lieu of requiring the Consultant to work any or all of the 30 days following the Consultant's Notice of Termination. Provided, however, that in the event the Consultant fails to give at least 30 days' advance written notice of termination of this Agreement, the Consultant's resignation shall be deemed effective, at the option of the Corporation, on any day designated by the Corporation between the day notice is given and the date given by the Consultant as the Consultant's last day of consultancy, and the Consultant shall not be entitled to any notice pay. In the event the Consultant terminates this Agreement pursuant to this SECTION 5.5, the Consultant shall not be entitled to severance pay of any kind, and the entitlement of the Consultant to benefits under a plan described in SECTION 3.4.2 shall be determined in accordance with the provisions of such plan.

         5.6. NOTICE OF TERMINATION. Any purported termination of the Consultant's consultancy by the Corporation for any reason other than the Consultant's death, including, but not limited to, for Disability or Cause, or by the Consultant for any reason, shall be communicated by a written Notice of Termination to the other party hereto.

         5.7. TERMINATION BY MUTUAL CONSENT. Notwithstanding any of the foregoing provisions of this SECTION 5, if at any time during the course of this Agreement the parties by mutual consent decide to terminate this Agreement, they shall do so by separate agreement setting forth the terms and conditions of such termination.

         5.8. COOPERATION WITH CORPORATION AFTER TERMINATION OF CONSULTANCY. Following termination of the Consultant's consultancy for any reason, the Consultant shall reasonably cooperate with the Corporation in all reasonably matters relating to the winding up of the Consultant's pending work on behalf of the Corporation, including, but not limited to, any litigation in which the Corporation is involved, and the orderly transfer of any such pending work to other Consultants of the Corporation as may be designated by the Corporation. The Corporation agrees to reimburse the Consultant for any reasonable out-of-pocket expenses the Consultant incurs in providing such cooperation at the request of the Corporation, subject to reasonable documentation and to pay the Consultant a pro rata portion of the Consultant Rate for such time.

         5.9. MITIGATION. The Consultant shall not be required to mitigate the amount of any benefits hereunder by seeking other consultancy or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Consultant as a result of consultancy by another employer.

         5.10. WITHHOLDING. The Consultant shall be responsible for the withholding of such amounts, if any, relating to tax and other deductions pursuant to any applicable law or regulation..


     6. NON-COMPETITION, CONFIDENTIALITY, PROPRIETARY RIGHTS AND
        NON-SOLICITATION AGREEMENT

         6.1. The parties hereto have entered into a Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement dated the date hereof. This agreement is attached hereto as EXHIBIT A. The provisions of the Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement are intended by the parties to survive and do survive termination or expiration of this Agreement.


     7. CONSULTANT'S REPRESENTATIONS AND WARRANTIES

         7.1. NO CONFLICT OF INTEREST. The Consultant represents and warrants to the Corporation that the Consultant is not, to the best of the Consultant's knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with the Consultant's loyalty to or duties for the Corporation.

         7.2. NOTIFICATION OF MATERIALS OR DOCUMENTS FROM OTHER PERSONS OR ENTITIES. The Consultant further represents and warrants to the Corporation that the Consultant has not brought and will not bring to the Corporation or use in the performance of the Consultant's responsibilities at the Corporation any information, materials or documents of another person or entity that are not generally available to the public, unless the Consultant has obtained express written authorization from the other person or entity for their possession and use.

         7.3. PRE-CONSULTANCY OBLIGATIONS. The Consultant understands that, as part of the Consultant's consultancy with the Corporation, the Consultant is not to breach any obligation of confidentiality, proprietary rights or non-competition that the Consultant has to other persons or entities, and the Consultant agrees to honor all such obligations to such other person or entity during the Consultant's consultancy with the Corporation or otherwise in dealing with the Corporation. The Consultant warrants that the Consultant is subject to no consultancy agreement or restrictive covenant preventing full performance of the Consultant's duties under this Agreement.

         7.4. INDEMNIFICATION FOR BREACH. In addition to other remedies that either party might have for breach of this Agreement, each party agrees to indemnify and hold the other harmless from any breach of the provisions of this
SECTION 7.

     8. ARBITRATION

         8.1. EXCLUSIVE REMEDY. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Consultant's consultancy with the Corporation or out of this Agreement, with the exception of SECTION 6, may not be in the best interests of either the Consultant or the Corporation, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the Consultant's consultancy, or to the negotiation, execution, performance or termination of this Agreement or the Consultant's consultancy, including, but not limited to, any Claim arising out of this Agreement, Claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Consultancy Act of 1967, the Americans With Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Consultant Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after consultancy with the exception of any dispute arising out of or related to SECTION 6 and SECTION 8, shall be resolved by arbitration in the Washington, D.C. metropolitan area, in accordance with the National Consultancy Arbitration Rules of the American Arbitration Association, as modified by the provisions of this SECTION 8. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement.

         8.2. NOTICE AND SELECTION OF ARBITRATOR. Within 30 days after the occurrence of an event giving rise to a dispute subject to this provision, the aggrieved party shall provide the other party with a detailed written statement of all facts pertaining to the dispute and shall permit the other party 30 days within which to investigate and consider the facts and to resolve the matter informally. Thereafter, an aggrieved party who wishes to proceed to arbitration shall have an additional 90 days within which to so notify the other party in writing. This notice shall include a clear, concise statement of the facts, the issues to be resolved by the arbitrator and the desired remedy. Within 10 days after delivery of a written notice requesting arbitration, the Corporation will contact the Consultant, or the Consultant's designated representative, to select an arbitrator. If the parties cannot agree on an arbitrator, they shall select an arbitrator from a list provided by the American Arbitration Association in accordance with its rules.

         8.3. WITNESSES AND DOCUMENTS. Fourteen days prior to the arbitration hearing, the parties shall exchange a list of witnesses to be called and a list of the documents they intend to introduce into evidence at the hearing. Upon request, the Corporation will supply to the Consultant a copy of the Consultant's personnel file, including, but not limited to, any internal, non-privileged memoranda, which may be relevant to the dispute. All such files and documents will be maintained in a confidential manner by the Consultant, shall be used only for preparation of the arbitration case, and shall be returned to the Corporation at the close of the hearing.

         8.4. ARBITRATION PROCEDURE. In the arbitration proceeding, each party shall be entitled to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. The opinion and award of the arbitrator shall be requested by the parties within 45 days of the submission of the post-hearing briefs, which shall be due 30 days from the close of the arbitration.

         8.5. THE CONSULTANT'S REMEDIES. If the arbitrator finds that the Consultant was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Consultant with equitable and/or legal remedies, including, but not limited to, compensatory damages and back pay. "Back pay" shall include all forms of compensation payable to the Consultant by the Corporation, the cost of all fringe benefits, and prejudgment interest at the rate of 10% per annum on such claims.

         8.6. ARBITRATOR'S AUTHORITY. In reaching the Consultant's decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion, which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

         8.7. EFFECT OF ARBITRATOR'S DECISION: ARBITRATOR'S FEES. The decision of the arbitrator shall be final and binding between the parties as to all claims, which were or could have been raised in connection with the dispute, to the full extent permitted by law. In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Consultant in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute. The arbitrator's fees and expenses and all administrative fees and expenses associated with the filing of the arbitration (the "FEES") shall be paid the Corporation, provided however, that at the Consultant's option, the Consultant may pay up to 50% of the Fees.

         8.8. INDEMNIFICATION. In the event that either party breaches this arbitration agreement and attempts to resolve in court claims covered by this agreement, the prevailing party shall be entitled to recover from the other party all of its legal costs and attorney's fees incurred to defend such action in court and to enforce the provisions of the arbitration agreement or of this Agreement.

         8.9. CONTINUING NATURE OF AGREEMENT TO ARBITRATE. The parties acknowledge and agree that their obligations under this arbitration agreement survive the termination of this Agreement and continue after the termination of the consultancy relationship between the Consultant and the Corporation.

     9. GENERAL PROVISIONS

         9.1. ASSIGNMENT. The Corporation may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Consultant may not assign or transfer this Agreement or any rights or obligations hereunder. The applicability of this Section 9.1 is subject to the provisions specified in SECTION 5 of this Agreement.

         9.2. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Corporation:        Guardian Technologies International, Inc.
                                    21351 Ridgetop Circle
                                    Suite 300
                                    Dulles, Virginia  20166

         To the Consultant:         Larry Lyons Consulting, Inc.

                                    --------------------

                                    --------------------

                                    --------------------

         9.3. AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be valid or binding upon (i) the Corporation unless made in writing and signed by the President of the Corporation or (ii) the Consultant unless made in writing and signed by the Consultant. No other documents will be deemed to amend, alter or supersede the provisions contained within this agreement without written consent by the Corporation and the Consultant

         9.4. NON-WAIVER OF BREACH. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

         9.5. SEVERABILITY. In the event that any provision or portion of this Agreement except SECTION 2.1 shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         9.6. GOVERNING LAW. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the Commonwealth of Virginia.

         9.7. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the Corporation and the Consultant with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

         9.8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Corporation, including, but not limited to, any Corporation or corporation with which the Corporation may merge or consolidate.

         9.9. HEADINGS. Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

         9.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date and year first written above.

                                              GUARDIAN TECHNOLOGIES, INC.


                                              By: /S/ ROBERT A. DISHAW
                                                 -------------------------------
                                              Name: Robert A. Dishaw
                                              Title: President

                                              CONSULTANT



                                              By: /S/ LARRY LYONS
                                                  ------------------------------
                                              Name: Larry Lyons Consulting, Inc.

                                              Approved By The Board of Directors

                                              /S/ MICHAEL W. TRUDNAK
                                              --------------------------
                                              Name:  Michael W. Trudnak
                                              Secretary

                                              SEAL

                                   SCHEDULE 1

COMMISSION SCHEDULE:

---------------------------------------------------- ---------------------
Commissions Based Upon Net Sales by                    Flat 8 Percent
Consultant Less Applicable Sales
Taxes, Charge Backs, Discounts, and
Other Adjustments
---------------------------------------------------- ---------------------

                                    EXHIBIT A

            NON-COMPETITION, CONFIDENTIALITY, PROPRIETARY RIGHTS AND
                           NON-SOLICITATION AGREEMENT


     This Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement is between LARRY LYONS (hereafter "YOU", and the possessive "YOUR") and GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, its affiliates, successors, assigns, parents and subsidiaries (hereafter "CORPORATION"), dated JULY 1, 2003. You are entering into this Agreement based on consideration to You from the Corporation including, but not limited to, your continued consultancy and other benefits which you acknowledge to be sufficient consideration for this Agreement.

     1. NATURE OF AGREEMENT. You and the Corporation intend this Agreement to be an Agreement of Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation only. This Agreement does not limit in any way the right of either You or the Corporation to terminate the consultancy relationship at any time. This Agreement contains obligations which survive termination of the consultancy relationship between You and the Corporation. If You and the Corporation enter into or have entered into an Consultancy Agreement, this Agreement is to be read and applied consistently with that Agreement.

     2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "CONFLICTING SERVICES" shall mean soliciting money sources of the Corporation for money or soliciting business sources of the Corporation for deal or other transactions.

         "CONFIDENTIAL INFORMATION" shall mean knowledge or information not generally known to the public or in financial and investment services industry (including, but not limited to, information conceived, discovered or developed by You), that You learn of, possess, or to which You have access through your consultancy by the Corporation, related to the Corporation, its business partners, or the business of its Customers or Potential Customers. CONFIDENTIAL INFORMATION shall not include information that is or becomes publicly known through no breach of this Agreement or other act or omission of or by the You. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication, and shall not include information which is only available by a substantial searching of the published literature, or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not CONFIDENTIAL INFORMATION shall be on the party asserting such exclusion.

         "CUSTOMER OR POTENTIAL CUSTOMER" means each and every person and/or entity who or which, at any time during Your consultancy with the Corporation, any representative of the Corporation or its Subsidiaries (including You) solicited money or deal or other transactions or otherwise contacted with respect to financial or other investment services.

         "PROPRIETARY RIGHTS" shall mean works of authorship, improvements and ideas, related to any activities of the Corporation in providing financial or investment services, that You learn of, possess or have access to through your consultancy with the Corporation including, without limitation, customer lists, list of money services or lists of business sources.

     3. PROPRIETARY RIGHTS.

         3.1. You agree that PROPRIETARY RIGHTS made or conceived by You, either by yourself or with others shall be the property of the Corporation without royalty or other consideration to You if they are made or conceived during the period of your consultancy by the Corporation, during any period after termination of your consultancy during which You are retained by the Corporation as a consultant, or with use of The Company's PROPRIETARY RIGHTS or CONFIDENTIAL INFORMATION.


     4. RETURN OF COMPANY PROPERTY. You agree that at any time requested by the Corporation and/or at termination of your consultancy with the Corporation for any reason, You will promptly deliver to the Corporation all property and materials in any form belonging to or relating to the Corporation, its business and the business of any CUSTOMER OR POTENTIAL CUSTOMER. You agree not to download or keep copies of company property in any hard or soft format. You agree that you have no ownership or interest in any such property.

     5. RESTRICTIONS.

         5.1. You agree that while you are employed by the Corporation, or any subsidiary thereof, and for one year following termination of such consultancy. You will not solicit or provide or offer to provide CONFLICTING SERVICES.

         5.2. At any time during and after your consultancy with the Corporation You agree:

                  5.2.1. You will not disclose CONFIDENTIAL INFORMATION to any person or entity without first obtaining the Corporation's consent, and will take all reasonable precautions to prevent inadvertent disclosure of such CONFIDENTIAL INFORMATION. You agree to make every effort to ensure that persons working in any capacity for the Corporation, including, but not limited to, Consultants, officers, directors, sub-contractors, attorneys, and agents, subsidiary or parent entities (and the Consultants, officers, directors, attorneys, and agents, thereof) are permitted access to CONFIDENTIAL INFORMATION on a strictly "need to know" basis. This prohibition against Your disclosure of CONFIDENTIAL INFORMATION includes, but is not limited to, disclosing the fact that any similarity exists between CONFIDENTIAL INFORMATION and information independently developed by another person or entity. You understand that the existence of such a similarity does not excuse You from honoring Your obligations under this Agreement.

                  5.2.2. You will not to use any CONFIDENTIAL INFORMATION for your personal benefit or for the benefit of any person or entity other than the Corporation. You will not use, copy or transfer CONFIDENTIAL INFORMATION other than as necessary in carrying out Your duties on behalf of the Corporation without first obtaining the Corporation's written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of CONFIDENTIAL INFORMATION. This prohibition against Your use, copying, or transfer of CONFIDENTIAL INFORMATION includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including, but not limited to, software in any form) which embody or are derived from CONFIDENTIAL INFORMATION, or exercising judgment in performing analysis based upon knowledge of CONFIDENTIAL INFORMATION. Without in any way limiting the generality of this SECTION 5.2.2. You agree not to directly or indirectly circumvent or compete with the Corporation with regard to any CONFIDENTIAL INFORMATION.

                  5.2.3. You will not make any written use of or reference to the Corporation's name or trademarks (or any name under which the Corporation does business) for any marketing, public relations, advertising, display or other business purpose unrelated to the express business purposes and interests of Corporation or make any use of Corporation's facilities for any activity unrelated to the express business purposes and interests of the Corporation, without the prior written consent of the Corporation, which consent may be withheld or granted in the Corporation's sole and absolute discretion.

                  5.2.4. In the event that You receive a subpoena or order of a court, or other body having jurisdiction over a matter, in which you are compelled to produce any information relevant to the Corporation, whether confidential or not, You will immediately provide the Corporation with written notice of this subpoena or order so that the Corporation may timely move to quash if appropriate.

         5.3 For the 12 months immediately following the termination of your consultancy with the Corporation for any reason You agree:

                  5.3.1. You will not request, induce, or attempt to induce any CUSTOMER OR POTENTIAL CUSTOMER to terminate its relationship with the Corporation; and

                  5.3.2. You will not attempt to hire, employ or associate in business with any person employed by the Corporation or who has left the consultancy of the Corporation within the preceding six months and You will not discuss any potential consultancy or business association with such person, even if You did not initiate the discussion or seek out the contact.

     6.  REASONABLENESS OF RESTRICTIONS AND SEVERABILITY.

         6.1. You represent and agree that You have read this entire Agreement, and understand it. You agree that this Agreement does not prevent You from earning a living or pursuing your career. You agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by The Company's legitimate business interests. You represent and agree that you are entering into this Agreement freely and with knowledge of its content and with the intent to be bound by the Agreement and the restrictions contained in it.

         6.2. In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, You and the Corporation agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

         6.3. If the Court declines to enforce this Agreement in the manner provided in SECTION 6.2 of this Agreement, You and the Corporation agree that this Agreement will be automatically modified to provide the Corporation with the maximum protection of its business interests allowed by law and You agree to be bound by this Agreement as modified.

         6.4. You and the Corporation agree that the market for The Company's products and services is global, so that this Agreement applies to your activities regardless of where they take place. If, however, after applying the provisions of SECTION 6.2 and/or SECTION 6.3 of this Agreement, a court still decides that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restriction(s) cannot otherwise be enforced, You and the Corporation agree that the 60 miles radius from any office at which You worked for the Corporation on either a regular or occasional basis during the two years immediately preceding termination of your consultancy with the Corporation or its subsidiary shall be the geographic limitation relevant to the contested restriction.

         6.5. If any provision of this Agreement is declared to be ambiguous, unenforceable or invalid, the remainder of this Agreement shall remain in full force and effect, and the Agreement shall be read as if the ambiguous, unenforceable or invalid provision was not contained in the Agreement.

     7. INJUNCTIVE RELIEF AND REMEDIES.

         7.1. You acknowledge that it may be impossible to assess the damages caused by your violation of this Agreement, or any of its terms. You agree that any threatened or actual violation or breach of this Agreement, or any of its terms, will constitute immediate and irreparable injury to the Corporation.

         7.2. You agree that in addition to any and all other damages and remedies available to the Corporation if you breach this Agreement, the Corporation shall be entitled to an injunction to prevent You from violating or breaching this Agreement or any of its terms.

         7.3. In the event that the Corporation enforces this Agreement through a court order, You agree that the restrictions contained in SECTION 5.1 shall remain in effect for a period of 12 months from the effective date of the Order enforcing the Agreement.

         7.4. You agree that if the Corporation is successful in whole or part in any legal or equitable action against You under this Agreement, the Corporation shall be entitled to payment of all costs, including, but not limited to, reasonable attorney's fees, from You.

     8. PUBLICATION OF THIS AGREEMENT TO YOUR SUBSEQUENT EMPLOYERS OR BUSINESS ASSOCIATES.

         8.1. If You are offered consultancy or the opportunity to enter into any business venture in the financial or investment services industry or a related industry as owner, partner, consultant or other capacity while the restrictions described in SECTION 5.1 or SECTION 5.3 are in effect, You agree to inform your potential employer, partner, co-owner and/or others involved in managing the business which You have an opportunity to join of your obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement.

         8.2. You also authorize the Corporation to provide copies of this Agreement to any of the persons or entities described in SECTION 8.1 of this Agreement and to make such persons aware of your obligations under this Agreement.

     9. MISCELLANEOUS.

         9.1. This Agreement and the restrictions and obligations in it survive the consultancy relationship and are binding regardless of the reason for termination of consultancy.

         9.2. The Agreement is for the benefit of You and of the Corporation, its successor, assigns, parent corporations, subsidiaries, and/or purchasers.

         9.3. This Agreement is governed by the laws of the State of Virginia without regard to the conflicts of laws or principles thereof. Any suit involving this Agreement must be brought in a state or federal court sitting in Virginia.

         9.4. No waiver by the Corporation of any breach of any of the provisions of this Agreement is a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement. No waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         9.5. Nothing in this Agreement grants a license or permission to use any intellectual property of the Corporation, whether owned, pending, or currently under development.

         9.6. This Agreement may be amended by a writing signed by both parties.

         9.7. You agree that on the subjects covered in this Agreement, it is the entire Agreement between You and the Corporation, superseding any previous oral or written communications, representations, understanding, or agreements with the Corporation or with any representative of the Corporation.

         BY SIGNING THIS AGREEMENT YOU REPRESENT THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT, YOU HAVE HAD AN OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND THAT YOU SIGN IT VOLUNTARILY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

                                     Guardian Technologies International, Inc.


                                     By:  /S/ ROBERT A. DISHAW
                                        ---------------------------------------

                                     ITS: ________________________________

                                     Larry Lyons Consulting, Inc.

                                     Signed: /S/ LARRY LYONS
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